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                           STOCK REDEMPTION AGREEMENT

         This Stock Redemption Agreement is entered into this 16th day of September, 1993 between PLUMA, INC. ("Pluma") and GLAZIER B. PILAND ("Piland").

         Contemporaneously herewith Pluma and Piland have entered into an Agreement and Release, and this Stock Redemption Agreement is being executed pursuant thereto.

         For and in consideration of the agreements hereinafter set forth, Piland agrees to sell to Pluma and Pluma agrees to purchase from Piland 270,077 shares of the common stock of Pluma (the "Shares") which constitute all of the Pluma common stock owned by Piland. Pluma agrees to redeem the Shares from Piland upon the following terms and conditions:

         1. PURCHASE PRICE. The purchase price to be paid for the Shares shall be that price determined by Philpott Ball & Company in November, 1993 for Pluma and its shareholders (the "Appraised Value") for Pluma's next annual Stock Exchange Program which will be conducted at the end of 1993 and the early part of 1994, provided the Appraised Value must be determined pursuant to the same methodology utilized by Philpott Ball & Company for Pluma's last two annual Stock Exchange Programs.

         2. PAYMENT OF PURCHASE PRICE. Pluma shall pay the purchase price as follows:

                  (a) Twenty percent (20%) of the purchase price shall be paid in cash at the Closing on January 31, 1994.

                  (b) The balance of the purchase price shall be paid by Pluma executing a promissory note to Piland in an amount equal to 80% of the purchase price (the "Note"). The principal balance of the Note shall be repaid in four
(4) consecutive equal annual installments beginning on January 31, 1995. The unpaid principal balance of the Note shall bear interest at the annual rate of five percent (5%). Interest shall be paid in arrears quarterly beginning on May 1, 1994.

The Note may be prepaid at any time without penalty.

                           The Note shall indicate on its face and shall be
subordinate to all of Pluma's indebtedness to First Union National Bank of North Carolina, whether said indebtedness is currently in existence or hereinafter incurred, and the Note shall also be subordinate to any loans made by other lenders which may refinance any portion of the First Union National Bank of North Carolina indebtedness referenced above.

                           Pluma's obligations of payment under the note shall
be secured by Pluma pledging the Shares pursuant to a Security Agreement attached hereto as Exhibit "A".

                           Upon Pluma's payment of the cash portion of the
Purchase Price as set forth above, Piland shall deliver to Pluma a stock power duly endorsed in blank in form necessary to enable the transfer of the title to the Shares to Pluma.



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         3. CONDITION PRECEDENT. Notwithstanding Pluma's obligation to purchase the Shares and Piland's obligation to sell the Shares at the price set forth above, Pluma and Piland agree (i) that if the Appraised Value is less than $15.00 per share, Piland shall have no obligation to, but may, sell any portion of his Shares to Pluma, and Pluma will be obligated to purchase those Shares so tendered for sale by Piland at the Appraised Value even though less than $15.00 per share, and (ii) if the Appraised Value is more than $20.02 per share, Pluma shall have no obligation to, but may, purchase any portion of Piland's Shares and Piland will be obligated to sell those Shares so requested by Pluma to be purchased at the Appraised Value even though greater than $20.02 per share, and in either event the Purchase Price shall be as set forth in Section 2 above.

         4. DEPOSIT OF SHARE CERTIFICATES. Within five (5) days of the execution hereof, Piland agrees to deposit with Allman Spry Humphreys Leggett & Howington, P.A. (the "Escrow Agent") the stock certificates representing the Shares. The Escrow Agent shall hold the Shares in escrow from the date of the deposit of said Shares until the purchase price for the Shares is paid or Pluma or Piland elect not to exercise their right to sell or purchase, as the case may be, as set forth in Section 3 above. The Shares shall be released to Pluma upon the payment by Pluma of the cash portion of the purchase price and the execution of the Note as set forth in Section 2 above, but, shall continue to be held by the Escrow Agent (as Collateral Agent) pursuant to the terms of the Security Agreement. The Escrow Agent shall release the Shares to Piland in the event Piland elects not to sell his Shares to Pluma, or Pluma elects not to purchase the Shares from Piland pursuant to the terms of Section 3 above.

                  The following are other terms and conditions related to the Shares while they are held by the Escrow Agent:

                  (a) Notwithstanding that the Shares are held in escrow, the Shares may be transferred by will, or pursuant to the laws of descent and distribution, or through appropriate legal proceedings, but in all cases the Shares shall remain in escrow and subject to the terms of this Agreement until released pursuant to the terms hereof. The Shares in escrow may be transferred by gift to "immediate" family members as that term is defined in Plum's Stock Transfer and Redemption Agreement to which Pluma is a party, provided that the Shares shall remain subject to the terms of this Agreement. The Shares may not be pledged to secure a debt.

                  (b) Piland shall have all voting rights with respect to the escrowed shares until the shares are delivered by the Escrow Agent to Pluma at closing.

                  (c) Any dividends paid on the Shares shall be paid to Piland until the Shares are delivered to Pluma according to the terms hereof.

                  (d) The Escrow Agent may conclusively rely on, and shall be protected, when it acts in good faith upon, any statement, certificate, notice, request, consent, order or other document which it believes to be genuine and signed by the proper party. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document

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and its sole responsibility shall be to act only as expressly set forth in this
Agreement. The Escrow Agent shall be under no obligation to institute or defend any action, suit or proceeding in connection with this Agreement unless it is indemnified to its satisfaction. The Escrow Agent may consult counsel with respect to any questions arising under this Agreement and the Escrow Agent shall not be liable for any action taken, or omitted, in good faith upon advise of counsel. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses except for willful default or negligence, and it shall accordingly not incur any such liability with respect to: (i) any action taken or omitted in good faith upon advise of its counsel or counsel for the Issuer given with respect to any questions relating to the duties and responsibility of the Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including written advise provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of the Agreement.

                  (e) Pluma and Piland agree to hold the Escrow Agent harmless from, and indemnify the Escrow Agent for, any and all costs of investigation or claims, costs, expenses, attorney fees or other liabilities or disbursements arising out of any administrative investigation or proceeding or any litigation, commenced or threatened, relating to this Agreement, including without limitation, the implementation of this Agreement, the distribution of stock or funds, the investment of funds, the interpretation of this Agreement or similar matters, provided that the Escrow Agent shall not be indemnified for any claims, costs, expenses or other liability arising from its bad faith or negligence or that of its employees, officers, directors or agents.

         5. REPRESENTATIONS AND WARRANTIES OF PILAND. Piland represents and warrants to Pluma that:

                  (a) Piland has clear and unencumbered title to the Shares to be sold by him hereunder; and on January 1, 1994, there will be no lien or other encumbrance on the Shares.

                  (b) Piland has the full right, power and authority and legal capacity and authority to enter into this Agreement and to sell and transfer to Pluma the Shares to be sold and transferred by Piland hereunder.

         6. MISCELLANEOUS. This Agreement shall be governed by the laws of the State of North Carolina, may not be assigned and shall inure to the benefit of and shall be binding upon the parties hereto and their respective representatives, heirs, legatees and devisees. This Agreement supersedes all prior understandings between the parties with respect to the subject matter hereof and may be signed in any number of counterparts which together shall constitute one Agreement.

         IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement the date first set forth above.

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                                   PLUMA, INC.

                                       By:   /s/ R. Duke Ferrell, Jr.

ATTEST:                                              President

   /s/ George G. Wade

        [CORPORATE SEAL]

                                               /s/ G. B. Piland           (SEAL)
                                        GLAZIER B. PILAND


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